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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
 reported:  August 20, 1998


                 THE SABRE GROUP HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


           Delaware              1-12175             75-2662240
(State of Incorporation) ( Commission File Number)  (IRS Employer
                                                  Identification No.)


4255 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                               (817) 931-7300
                    (Registrant's telephone number)






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Item 5.   Other Events

In its Quarterly Report on Form 10-Q, under Part II, Item 1, Legal Proceedings, The SABRE Group Holdings, Inc. (the "Company") reported that an appeal was pending before the Supreme Court of Canada from a 1993 judgment awarding the Company CAD $10,160,000 in damages relating to the Company's purchase of Ticketnet Corporation, and that with interest and costs the judgment was approximately CAD $26,000,000.

On August 20, 1998, the Supreme Court of Canada dismissed the application for leave to appeal, causing the judgment in favor of the Company to become final. The Company now anticipates recognizing in the third quarter of 1998 amounts related to the judgment of approximately CAD $22,000,000 to CAD $27,000,000, depending on, among other factors, the Company's ability to recover costs and attorneys fees.

Forward Looking Statements

Statements in this report regarding the Company's anticipated recognition of amounts related to the Ticketnet judgment are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward looking statements. Risks associated with the Ticketnet judgment include, but are not limited to, risks related to the Company's ability to collect on the judgment, and to recover costs and attorneys fees. Readers are cautioned not to place undue reliance on these forward looking statements.

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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE SABRE GROUP HOLDINGS,INC.



                                        /s/ Andrew B. Steinberg
                                        Andrew B. Steinberg
                                        Senior Vice President,
                                        General Counsel
                                        and Corporate Secretary



Dated: August 24, 1998